Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  S2C Global Systems, Inc.

"We hereby consent to the incorporation by reference in this Form S-8 Registration Statement regarding the registration of 5,000,000 common shares in the capital stock of S2C Global Systems, Inc. (the ”Company”), issuable pursuant to the 2006 Stock Option Plan, of our report dated March 15, 2006 relating to the December 31, 2005 financial statements of the Company which appears in the Company's Registration Statement for that period.

/s/ MacKay LLP

MACKAY LLP

CHARTERED ACCOUNTANTS

“MacKay LLP”

Vancouver, British Columbia

Canada

December 13, 2006